                             FIRST SUPPLEMENTAL INDENTURE


                       TENET HEALTHCARE CORPORATION, as Issuer


                                         AND


                                THE BANK OF NEW YORK,
                                      as Trustee




                             Dated as of October 27, 1995




                        Supplemental to Indenture, dated as of
                       March 1, 1995, relating to the Issuer's
                      10-1/8% Senior Subordinated Notes Due 2005

                                  TABLE OF CONTENTS

PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE ONE -      DEFINITIONS AND OTHER GENERAL
                   PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . .

    SECTION 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . .

    SECTION 1.2    Effect of Headings and Table of
                   Contents. . . . . . . . . . . . . . . . . . . . . . . . . .

    SECTION 1.3    Successors and Assigns. . . . . . . . . . . . . . . . . . .

    SECTION 1.4    Separability Clause . . . . . . . . . . . . . . . . . . . .

    SECTION 1.5    Benefits of First Supplemental
                   Indenture . . . . . . . . . . . . . . . . . . . . . . . . .

    SECTION 1.6    Governing Law . . . . . . . . . . . . . . . . . . . . . . .

    SECTION 1.7    Effectiveness . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE TWO -      AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE THREE -    NOTICE, ENDORSEMENT AND CHANGE OF FORM
                   OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . .

    SECTION 3.1    Replacement of Exhibits . . . . . . . . . . . . . . . . . .

    SECTION 3.2    Notation on Securities. . . . . . . . . . . . . . . . . . .

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         FIRST SUPPLEMENTAL INDENTURE, dated as of October 27,1995 (the "First Supplemental Indenture"), between TENET HEALTHCARE CORPORATION, a Nevada corporation (hereinafter called the "Company"), and THE BANK OF NEW YORK, as trustee (hereinafter called the "Trustee"), under the Indenture (the "Indenture"), dated as of March 1, 1995, between the Company and the Trustee relating to the Company's 10-1/8% Senior Subordinated Notes Due 2005 (the "Securities").

                               RECITALS OF THE COMPANY

         The Company proposes to offer (the "Offering") Exchangeable Subordinated Notes due 2007 which are exchangeable for shares of common stock of Vencor, Inc. (the "Exchangeable Notes").

         In connection with the Offering, the Company is soliciting consents to the amendments to the Indenture (the "Amendments") (all as described in the Solicitation of Consents, dated October 20, 1995 (the "Consent Solicitation").

         In accordance with Section 8.02 of the Indenture the Holders of a majority of the outstanding principal amount of the Securities then outstanding have consented to such Amendments.

         The Board of Directors of the Company has duly authorized the execution and delivery of this First Supplemental Indenture. The Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee pursuant to Section 8.06 of the Indenture and has done all other things necessary to make this First Supplemental Indenture a valid agreement of the Company in accordance with the terms hereof and of the Indenture.

         WHEREFORE, each party agrees as follows for the benefit of the other party and for the equal or ratable benefit of the Holders of the Securities:

                                      ARTICLE I

                           DEFINITIONS AND OTHER PROVISIONS
                                OF GENERAL APPLICATION

         SECTION 1.1      DEFINITIONS.

         For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (1) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

              (2) certain capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

         SECTION 1.2      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings and the Table of Contents are for convenience only and shall not affect the construction hereof. All references to Sections in the Indenture shall remain unchanged.

         SECTION 1.3      SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, or any other obligor on the Securities, whether expressed or not.

         SECTION 1.4      SEPARABILITY CLAUSE.

         In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.5      BENEFITS OF FIRST SUPPLEMENTAL INDENTURE.

         Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         SECTION 1.6      GOVERNING LAW.

         This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and all rights and remedies shall be governed by such law without reference to its conflict of laws provision.

         SECTION 1.7      EFFECTIVENESS.

         This First Supplemental Indenture shall take effect on the date (the "Effective Date") that each of the following conditions shall have been satisfied:

              (a) the Trustee shall have received an Opinion of Counsel and an Officers' Certificate from the Company each dated the Effective Date and in the form set forth in Section 8.06 of the Indenture.

              (b) each of the parties hereto shall have executed and delivered this First Supplemental Indenture.

                                      ARTICLE II

                                    THE AMENDMENTS

         1. Section 1.01 of the Indenture is hereby amended, by including the following between the definition of "Specified Assets" and the definition of "Stockholders' Equity":

         "SPECIFIED EXCHANGE" means any retirement of Indebtedness upon the exercise by a holder of such Indebtedness, pursuant to the terms thereof, of any right to exchange such Indebtedness for shares of common stock of Vencor, Inc. or any successor there-to or any other equity securities, other than Equity Interests of a Subsidiary, owned by the Company as of October 11, 1995, or for any securities or other property received with respect to such common stock or equity securities, whether or not such right is subject to the Company's ability to pay an amount in cash in lieu thereof.

         2. Subsection (iii) of the first paragraph of Section 3.07 of the Indenture is hereby amended and restated, in its entirety, to state the following:

         (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except at the original final maturity date thereof or pursuant to a Specified Exchange or the Refinancing;


                                    ARTICLE III

                 NOTICE, ENDORSEMENT AND CHANGE OF FORM OF SECURITIES

         SECTION 1      NOTICE TO SECURITYHOLDERS.

         After the Amendments become effective, the Company shall mail to Securityholders a notice briefly describing such Amendments in accordance with
Section 8.02 of the Indenture.

         SECTION 2      NOTATION ON SECURITIES.

               (a) Securities authenticated and delivered after the effectiveness of this First Supplemental Indenture shall be affixed by the Trustee with the following notation:

         "The Company and the Trustee have entered into a First Supplemental Indenture, dated as of October 27, 1995, which amended the covenant regarding limitations on restricted payments.
    Reference is hereby made to such First
    Supplemental Indenture, copies of which are on file with The Bank of New York, Trustee."

         The Trustee may require holders of Securities authenticated and delivered prior to the effectiveness of this First Supplemental Indenture to deliver such Securities to the Trustee so that the Trustee may affix them with the aforementioned notation.

              (b) If the Company or the Trustee so determines, the Company, in exchange for the Securities, shall issue and the Trustee shall authenticate new Securities that reflect the changed terms.

                                      * * * * *

         This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one in the same instrument.

    Dated as of October 27, 1995

TENET HEALTHCARE CORPORATION



                                       By: /s/ Scott M. Brown
                                           ----------------------------
                                            Name: Scott M. Brown
                                            Title: Senior Vice President

    Attest:


                                                 (Seal)
    /s/ Alan Lundgren
    ----------------------------
    Name: Alan Lundgren
    Title: Assistant Secretary


    Dated as of October 27, 1995

                                       THE BANK OF NEW YORK,
                                            as Trustee



                                       By: /s/ Vivian Georges
                                           ----------------------------
                                            Name: Vivian Georges
                                            Title: Assistant Vice President

    Attest:


                                                 (Seal)
    /s/ Paul Schmalzel
    ----------------------------
    Name: Paul Schmalzel
    Title: Assistant Treasurer